UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Franklin, TN — Tennessee Commerce Bancorp, Inc. (Nasdaq:TNCC) has scheduled an Investor Update Conference Call for Thursday June 2, 2011.

Michael R. Sapp, Chairman and Chief Executive Officer and Frank Perez, Chief Financial Officer will be available for questions following prepared remarks.

Date:	June 2, 2011
Time:	11:00 AM CT

Listen via Internet:
http://investor.shareholder.com/media/eventdetail.cfm?eventid=98115&CompanyID=ABEA-2G5D9Z
&e=1&mediaKey=B8DF282067CD208270C595F65354F2C4

Schedule this webcast into MS-Outlook calendar (click open when prompted):

http://apps.shareholder.com/PNWOutlook/t.aspx?m=48129&k=74CEDC38

Telephone: 877-312-8781

An audio replay of the conference will be available approximately two hours after the call’s completion on our website at http://www.tncommercebank.com under Investor Relations, or by dialing one of the following Dial-In Numbers and the Conference ID shown below:

Encore Dial In #: (800) 642-1687

Encore Dial In #: (706) 645-9291

Conference ID number: 72763865

The recording will be available from: 06/02/2011 17:00 to 06/09/2011 23:59

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank. The Bank provides a wide range of banking services and is primarily focused on business accounts. Its corporate and banking offices are located in Franklin, Tennessee. Tennessee Commerce Bancorp’s stock is traded on the Nasdaq Global Market under the symbol TNCC. Additional information concerning Tennessee Commerce Bancorp can be accessed at www.tncommercebank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: June 1, 2011